UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 15, 2007 (February 9, 2007)
Date of Report (Date of earliest event reported)
Holly Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-03876	75-1056913

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)
100 Crescent Court,
Suite 1600
Dallas, Texas
75201-6927
(Address of principal executive office)
(214) 871-3555
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.
     On February 9, 2007, the Board of Directors of Holly Corporation (the “Company”) approved Change in Control Agreements (the “Agreements”) to be entered into with certain named executive officers identified in the table below (the “Named Executive Officers”). The Agreements are subject to an initial three year term, with an automatic one year extension on the second anniversary of the effective date (and on each anniversary date thereafter) unless a cancellation notice is given 60 days prior to the second anniversary of the effective date (or any anniversary date thereafter, as applicable). The Agreements provide that if in connection with or within two years after a “change in control” the Named Executive Officer is terminated without “cause,” leaves voluntarily “for good reason,” or is terminated as a condition of the occurrence of the transaction constituting the “change in control,” the Named Executive Officer will receive the following cash severance amounts: (i) a cash payment equal to his accrued and unpaid salary, reimbursement of expenses, and accrued vacation pay, and (ii) a lump sum amount equal to a multiple specified in the table below for such Named Executive Officer times (A) his annual base salary as of his date of termination or the date immediately prior to the “change in control,” whichever is greater, and (B) his annual bonus amount, calculated as the average annual bonus paid to him for the prior three years. In addition, the Named Executive Officer (and his or her dependents, as applicable) will receive a continuation of their medical and dental benefits for the number of years indicated in the table below for such Named Executive Officer. All payments and benefits due under the Agreement are conditioned on execution and nonrevocation by the Named Executive Officer of a release for the benefit of the Company and its related entities and agents. If amounts payable to a Named Executive Officer under the Agreement (or pursuant to any other arrangement or agreement with the Company that are payable as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), for such Named Executive Officer by 10% or more, the Company will pay the Named Executive Officer a tax gross up (a “Gross Up”) in an amount necessary to allow the Named Executive Officer to retain (after all regular income and Code Section 280G taxes) a net amount equal to the total present value of the Payments on the date they are to be paid (after all regular income taxes but without reduction for Code Section 280G taxes). Conversely, the Payments will be cut back if they exceed the Code section 280G limit for a Named Executive Officer by less than 10%. The determination of whether a Gross Up will be paid will be determined by an independent public accounting firm selected by the Company and reasonably acceptable to the Named Executive Officer.

		Years for Continuation of Medical
Named Executive Officer	Cash Severance Multiple	and Dental Benefits
Matthew P. Clifton	3X	3
P. Dean Ridenour	2X	2
David L. Lamp	2X	2
W. John Glancy	2X	2
Stephen J. McDonnell	2X	2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY CORPORATION
Date: February 15, 2007
By:	/s/ Erin S. McKool
Erin S. McKool
Assistant General Counsel and Secretary